CERTIFICATION OF
CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-QSB of China Dongsheng International, Inc. for the quarter ended March 31, 2007, I, Aidong Yu, Chief Executive Officer and Chief Financial Officer of China Dongsheng International, Inc. Inc. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such Quarterly Report on Form 10-QSB for the period ended March 31, 2007, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Quarterly Report on Form 10-QSB for the period ended March 31, 2007, fairly presents, in all material respects, the financial condition and results of operations of China Dongsheng International, Inc.

CHINA DONGSHENG INTERNATIONAL, INC.

Date: May 21, 2007	By:	/s/ Aidong Yu AIDONG YU
Chief Executive Officer Chief Financial Officer